As Filed With The Securities and Exchange Commissionon on September 24, 2007
                                                     Registration No. 333-______
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        Tres Estrellas Enterprises, Inc.
             (Exact name of Registrant as specified in its charter)

           Nevada                               1711                        20-8644177
(State or Other Jurisdiction of      (Primary Standard Industrial        (I.R.S. Employee
Incorporation or Organization)        Classification Code Number)       Identification No.)

3401 Adams Avenue, Suite 302, San Diego, CA 92116-2490                      775-352-3896
       (Address of principal executive offices)                    (Registrant's telephone number,
                                                                          including area code)

                                                       With copies to:
      Jose Chavez, CEO                      Jill Arlene Robbins, Attorney at Law
3401 Adams Avenue, Suite 302                        1224 Washington Ave.
  San Diego, CA 92116-2490                       Miami Beach, Florida 33139
     Phone: 775-352-3896                           Telephone: (305) 531-1174
     Fax:   775-996-8780                               Fax: (305) 531-1274
(Name, address and telephone
number of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                       Proposed       Proposed
                                        Maximum        Maximum
 Securities                            Offering       Aggregate      Amount of
   to be              Amount to be     Price Per      Offering     Registration
 Registered            Registered      Share (1)        Price         Fee (2)
--------------------------------------------------------------------------------
Shares of common
stock to be offered
by the Registrant      6,000,000        $0.004       $24,000.00         $0.74
--------------------------------------------------------------------------------
Total                  6,000,000        $0.004       $24,000.00         $0.74
================================================================================
(1) Estimated solely for purposes of calculating the registration fee under Rule 457 of the Securities Act of 1933.
(2)  Paid via Fedwire.

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

                        TRES ESTRELLAS ENTERPRISES, INC.
                        6,000,000 SHARES OF COMMON STOCK

Before this offering, there has been no public market for the common stock. In the event that we sell all of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Bulletin Board operated by the National Association of Securities Dealers, Inc. There is, however, no assurance that the shares will ever be quoted on the Bulletin Board.

We are offering 6,000,000 shares of common stock in a direct public offering, without the involvement of underwriters or broker/dealers. The offering price is $0.004 per share. In the event that the 6,000,000 shares are not sold within 90 days, all money received by us will be promptly returned to you without interest or deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. Funds will be held in a separate account. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we will segregate the funds until the offering is complete. As a result, creditors could attach the funds. There are no minimum purchase requirements.

Our common stock will be sold on our behalf by Jose Chavez, our officer and director. Mr. Chavez will not receive any commissions or proceeds from the offering for selling shares on our behalf.

                           Offering Price            Proceeds to Us
                           --------------            --------------
     Per Share               $  0.004                  $  0.004
     Total                   $ 24,000                  $ 24,000

INVESTORS IN OUR COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN OUR COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS, INCLUDING THE QUESTION AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN AND OUR NEED TO RAISE OPERATING CAPITAL. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 4.

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is: ________________, 2007

                                TABLE OF CONTENTS

SUMMARY .....................................................................  3
OFFERING ....................................................................  3
RISK FACTORS ................................................................  4
FORWARD LOOKING STATEMENTS ..................................................  6
USE OF PROCEEDS .............................................................  6
DETERMINATION OF OFFERING PRICE .............................................  7
DIVIDEND POLICY .............................................................  7
DILUTION ....................................................................  7
PLAN OF DISTRIBUTION ........................................................  8
LEGAL PROCEEDINGS ........................................................... 10
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS .......................... 10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............. 11
DESCRIPTION OF SECURITIES ................................................... 12
INTEREST OF NAMED EXPERTS AND COUNSEL ....................................... 12
SECURITIES ACT INDEMNIFICATION DISCLOSURE ................................... 12
DESCRIPTION OF BUSINESS ..................................................... 12
ORGANIZATION IN THE LAST FIVE YEARS ......................................... 12
PLAN OF OPERATION ........................................................... 16
DESCRIPTION OF PROPERTY ..................................................... 17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............................. 18
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND
 OTHER SHAREHOLDER MATTERS .................................................. 18
EXECUTIVE COMPENSATION ...................................................... 20
FINANCIAL STATEMENTS ........................................................ 20

                                     SUMMARY

Tres Estrellas Enterprises, Inc. was incorporated in Nevada on March 5, 2007. We are a development stage company with essentially no revenues or operating history. The principal executive offices are located at 3401 Adams Avenue, Suite 302, San Diego, CA 92116-2490. The telephone number is (775) 352-3896.

We received our initial funding of $11,000 through the sale of 5,500,000 common stock shares ($0.002 per share) to Jose Chavez, our officer and director, on April 3, 2007.

From inception until the date of this filing we have had no material operating activities. Our audited financial statements for the period ended June 30, 2007 report no revenues and a net loss of $715.

                                  THE OFFERING

Following is a brief summary of this offering:

Securities being offered                     6,000,000 of common stock par value
                                             $0.001

Offering price per share                     $0.004

Offering period                              The shares are being offered for a
                                             period not to exceed 90 days.

Net proceeds to us                           $24,000

Use of proceeds                              We will use the proceeds to pay for
                                             the implementation of our business
                                             plan

Number of shares outstanding before
the offering                                 5,500,000

Number of shares outstanding after the
offering if all of the shares are sold       11,500,000

                                  RISK FACTORS

Investors in Tres Estrellas Enterprises, Inc. should carefully consider the following risk factors associated with our plans and product:

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on March 5, 2007; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

OUR ONLY ASSET IS $10,285 CASH IN THE BANK AND WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING FOR OUR BUSINESS PLAN. IF WE DO NOT RECEIVE FUNDING OUR BUSINESS WILL FAIL.

The only cash currently available is the cash paid by our director for the acquisition of his shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the funding needed to fully implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN. OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION FOR TRES ESTRELLAS ENTERPRISES, INC. WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. IF OUR BUSINESS PLAN FOR THE FUTURE IS NOT SUCCESSFUL, INVESTORS WILL LIKELY LOSE ALL OF THEIR INVESTMENT IN OUR STOCK.

As noted in our accompanying financial statements, our current financial condition of nominal assets and no current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no material operations, revenues, or profits.

TRES ESTRELLAS ENTERPRISES, INC HAS NO SALES, PROVEN MARKET, OR CONSUMER DEMAND. WITHOUT SIGNIFICANT USER DEMAND FOR OUR SERVICES, THE COMPANY COULD HAVE CONTINUED NEGATIVE CASH FLOW AND BE UNABLE TO REMAIN IN BUSINESS.

The lack of a proven market for our services means that the true market may be minor or nonexistent. This could result in little or no revenue.

OUR COMPETITORS HAVE BEEN IN BUSINESS LONGER THEN WE HAVE AND HAVE SUBSTANTIALLY GREATER RESOURCES THAN WE DO. SHOULD WE BE UNABLE TO ACHIEVE ENOUGH CUSTOMER MARKET SHARE IN OUR INDUSTRY, WE MAY EXPERIENCE LOWER LEVELS OF REVENUE THAN OUR BUSINESS PLAN ANTICIPATES.

In our development stage, we will have size and market share disadvantages as we attempt to implement our marketing plan. We may be unsuccessful in achieving our sales goals and market share and, therefore, be unable to ever become a competitive force in our industry.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR SECURITIES. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

We are not registered on any public stock exchange, however, we plan to file for trading on the OTC Electronic Bulletin Board. We do not know when we will be able to file for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

THE SHARES BEING OFFERED ARE DEFINED AS "PENNY STOCK", THE RULES IMPOSED ON THE SALE OF THE SHARES MAY AFFECT YOUR ABILITY TO RESELL ANY SHARES YOU MAY PURCHASE, IF AT ALL.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section on page 10.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commission. He will offer the shares to friends, relatives, acquaintances and business associates. However; there is no guarantee that he will be able to sell any of the shares.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our executive officer and director will own 47% of our common stock. Due to the amount of his share ownership, he will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $5,901 cost of our Registration Statement to be paid from existing cash on hand. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this prospectus are good faith estimates of management as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Assuming we are able to sell all of the shares and complete the offering, which we can't guarantee, the proceeds to us will be $24,000. We expect to disburse those proceeds in the priority set forth below, during the first 12 months following successful completion of this offering:

     Total Proceeds                 $24,000
                                    -------

     Rent                             1,600
     Utilities/Telephone                800
     Furniture                        3,800

     Director Salary                  4,400
     Salaries                         6,400
     Internet Web Page                3,500
     Marketing                        3,500
                                    -------

     Total Use of Proceeds          $24,000
                                    =======

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash assets and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of June 30, 2007, the net tangible book value of our shares was $10,285 or approximately $.002 per share, based upon 5,500,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $24,000, the net tangible book value of the 11,500,000 shares to be outstanding will be $34,285, or approximately $.003 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (5,500,000 shares) will be increased by $.001 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.004 per Share) of $.001 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.003 per share.

After completion of the offering, the existing shareholder will own 47% of the total number of shares then outstanding, for which he will have made a cash investment of $11,000, or $.002 per share. Upon completion of the offering, the purchasers of the Shares offered hereby will own 53% of the total number of shares then outstanding, for which they will have made a cash investment of $24,000, or $.004 per share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to June 30, 2007:

     Price Paid per Share by Existing Shareholder         $ .002
     Public Offering Price per Share                      $ .004
     Net Tangible Book Value Prior to this Offering       $ .002
     Net Tangible Book Value After Offering               $ .003
     Increase in Net Tangible Book Value per Share
      attributable to cash payments by new purchasers     $ .001
     Immediate Dilution per Share to New Investors        $ .001

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

                                       Total
                        Price        Number of      Percent of     Consideration
                      Per Share     Shares Held     Ownership          Paid
                      ---------     -----------     ---------          ----
     Existing
     Stockholder       $ .002        5,500,000         47%            $11,000

     Investors in
     This Offering     $ .004        6,000,000         53%            $24,000

                              PLAN OF DISTRIBUTION

There is currently no market for any of our shares and we can provide no assurance that the shares offered will have a market value or that they can be resold at the offering price. We can also provide no assurance when an active secondary market might develop, or that a public market for our securities may be sustained even if it is developed.

We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of our Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. We do not know how long this process will take and we cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Tres Estrellas Enterprises, Inc., or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he sells.. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

     b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intending primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.004 per share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 90 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed.

In the event that the 6,000,000 shares are not sold within the 90 days, all money received by us will be promptly returned to you without interest or deduction of any kind.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Tres Estrellas Enterprises, Inc.. Subscriptions, once executed are irrevocable.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole director and officer of Tres Estrellas Enterprises, Inc, whose one year term will expire on 3/31/08, or at such a time as his successor(s) shall be elected and qualified is as follows:

Name & Address           Age    Position      Date First Elected    Term Expires
--------------           ---    --------      ------------------    ------------
Jose Chavez              29     President,          3/15/07            3/31/08
3401 Adams Ave. #302            Secretary,
San Diego, CA 92116             Treasurer,
                                Director

The foregoing person may be deemed a "promoter" of Tres Estrellas Enterprises, Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Mr. Chavez currently devotes an immaterial amount of time to manage the business affairs of our company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding, excluding traffic violations, nor is the subject of a criminal proceeding which is currently pending.

DIRECTOR'S RESUME - JOSE CHAVEZ

Work History

2003-2007      Dippesa SA De CV, Mexicali, B.C. Mexico, general plumbing
               contractor, commercial projects and pipe restoration.
               Construction superintendent, responsible for estimating, bidding of projects, employee supervision.

1997-2003      Plomeria Delta, Tijuana B.C. Mexico, general plumbing contractor.
               plumber, construction superintendent.

Education      Preparatory School, Tijuana B.C. Mexico, graduated in 1996
               Secondary School, Tijuana B.C. Mexico, graduated in 1993

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Tres Estrellas Enterprises, Inc's., voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock through the date of this prospectus:

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
Name and Address                Before        After         Before       After
Beneficial Owner               Offering      Offering      Offering    Offering
----------------               --------      --------      --------    --------
Jose Chavez (a)                5,500,000    5,500,000        100%         47%
3401 Adams Ave., Suite 302
San Diego, CA  92116

All Officers and
 Directors as a Group (1)      5,500,000    5,500,000        100%         47%

----------
(a) Mr. Chavez purchased 5,500,000 shares of the company's common stock on April 3, 2007 for $11,000 ($0.002 per share).

                            DESCRIPTION OF SECURITIES

Tres Estrellas Enterprises' Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, .001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the corporation, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.

Our financial statements for the period from inception to June 30, 2007 included in this Prospectus have been audited by George Stewart, CPA, our independent public accounting firm, as set forth in their report included in this Prospectus.

Jill Arlene Robbins, Attorney at Law, has provided the legal opinion regarding the legality of the shares being registered.

                    SECURITIES ACT INDEMNIFICATION DISCLOSURE

Our By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                             DESCRIPTION OF BUSINESS

ORGANIZATION IN THE LAST FIVE YEARS

Tres Estrellas Enterprises, Inc. was incorporated in Nevada on March 5, 2007 for the purpose of utilizing the latest products and methods in pipe restoration plumbing contractor services for commercial and residential rental buildings in Baja California, Mexico. At our formation, the board of directors voted to seek capital and began development of our business plan. We received our initial funding through the sale of common stock to our sole officer and director. Our director has worked in Baja California as a plumbing contractor for the past ten years and supervised advanced methods of pipe restoration for commercial and residential construction projects for the past five years. The Company currently is in a development stage, and although it has formed its business plan, it has conducted no operating activities and will not proceed with its business plan until such time as it receives additional funding through the sale of securities pursuant to the SB-2 Registration Statement.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

We intend to implement our business plan to offer our proposed pipe restoration services to commercial and residential rental building owners in Baja California, Mexico in 2008. We intend to utilize the latest products and methods in pipe restoration involving cleaning existing pipes in buildings and applying the latest epoxy coatings to coat and seal the inside of the pipes. These products and methods allow a building's pipes to be restored without tearing out walls or pipes in the building. This is a faster, cleaner, and less expensive way to restore older pipes than traditional demolition of walls and pipes and installing all new pipes. Pipe restoration is superior to pipe replacement as restoration will normally double or triple the useful life of these pipes compared to the normal thirty to forty year life of replacing the pipes.. In addition, pipes may be restored through the use of epoxy coatings two to three times before pipe replacement is needed. Management has determined this type of pipe restoration is between forty and fifty percent less costly than traditional construction processes of removing existing pipes and installing new pipes in older building frames and foundations. Epoxy coatings for pipe restoration have been used for over twenty years in Europe, in commercial vessel repair, and by the U.S. Navy. This type of pipe restoration process has been used in the United States for over ten years, however, it has only found applications in commercial and residential construction in Mexico during the last five years. Because of the relative newness of this process, Management has only found two plumbing contractors in Baja California who are currently offering this type of pipe repair. Building owners have used traditional pipe replacement methods because they are not aware of the advantages of using pipe relining, or there are no plumbing contractors offering this service in their area.

In a relatively new segment of the pipe restoration business, we intend to offer our services to a growing market for pipe replacement and restoration: contracting for the repair of desalinization tanks and pipes for building owners in Baja California, Mexico who rely solely on desalinization of sea water for all of their fresh water needs. Baja California's primary climate is that of a desert, with very small amounts of rainfall and underground fresh water. In Baja California, many municipal water authorities, and all hotels, golf courses, local bottled water producers, private homes in gated communities, resort condominiums and vacation club rental properties utilize sea water for producing their fresh water. In Baja California, fresh water from wells, or from transportation of water in large tanker trucks, provides only a small portion of necessary potable water. While Mexicali, a city on the southeastern border of California, does receive water from the Colorado River flowing through California, the majority of Colorado River water is used for commercial and farming industries, with the local residents relying upon tanker trucks of water for their potable water. The numerous desalinization systems throughout Baja California provide fresh water to the majority of residents, however, the sea water salt and the nature of the desalinization process itself accelerates the deterioration of the tanks, pumps, and pipes used in making fresh water. We intend to make these numerous desalinization systems' owners one of our major target customers, as a significant part of our planned commercial building market.

Our director has identified older buildings and residences in large Baja California cities such as Mexicali and Cabo San Lucas which are areas with a large number of multi-unit residential rental and commercial buildings which were constructed prior to 1980. While our director has not conducted formal pipe restoration industry studies, and is unaware of any such studies, his experience in securing pipe restoration contracts in Baja California suggests there are currently approximately 10,000 buildings suitable for pipe restoration work in Baja California. Each year, additional older buildings reach an age of thirty to forty years or more at which time their plumbing pipes require extensive replacement or repair. Through our director's experience in this type of business, we believe the aging building pipe replacement and repair market is growing at a rate of approximately 2,000 buildings per year in Baja California, Mexico.

STATUS OF ANY PUBLICLY ANNOUNCED  NEW PRODUCTS OR SERVICES

We have no new product or service planned or announced to the public.

COMPETITION AND COMPETITIVE POSITION

In Baja California, the broad market for general plumbing contractors is large and competitive, with many very small businesses and sole proprietors competing for small jobs. There a number of larger plumbing contractors, with two large plumbing contractors, Plomeros Unidos and Plomero Vel competing directly in our target pipe restoration market.

As Tres Estrellas Enterprises, Inc., is a development stage company, the size and financial strengths of the Company's competitors are substantially greater than those of the Company. Although we have limited access to in-depth information regarding the day by day operations of our competitors, we believe that we can effectively compete because of our director's extensive knowledge of plumbing and pipe restoration services, his experience in managing pipe restoration jobs efficiently and profitably, and his sales experience and customer contacts in our target market areas.

SUPPLIERS AND SOURCES OF RAW MATERIALS

We have no current contracts with pipe restoration material and equipment suppliers. Although we have no current relationship with suppliers, we intend to utilize material and equipment suppliers known to our director, such as Materiales Y Plomeria Universal, S.A. and Proveedora Herba, S.A. in Baja California and Sonora, Mexico. These are general plumbing material and equipment suppliers that serve plumbing contractors and require payment at time of delivery of materials and equipment, with no long term contracts necessary.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We will not depend on any single or a small number of major customers. Our director has extensive experience in the our target market, the Mexican states of Baja California and Sonora, in residential rental and commercial sales, estimating, and management of plumbing and pipe restoration construction services. These targeted customers represent a broad base of potential sales.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans to apply for registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our services.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

Our business will be subject to Mexican Federal laws and regulations that relate to employment, social security, national health policies, and to individual State laws pertaining to construction building codes.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We are not aware of any environmental regulations that could directly affect our operations, but no assurance can be given that environmental regulations will not, in the future, have a material adverse impact on our business. Should new governmental environmental regulations be enacted that affect our business, related direct and indirect costs could result in a material negative impact on our ability to achieve or sustain profits.

NUMBER OF EMPLOYEES

We have one employee, our sole director and officer who will devote as much time as the board of directors determines is necessary to manage the affairs of the company. The officer intends to work on a full time basis when we raise capital per our business plan. Our business plan calls for hiring three new full-time employees during the next twelve months.

REPORTS TO SECURITIES HOLDERS

We will file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statement or other information that we file with the Commission at the Commission's public reference rooms in Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Commission filings are also available to the public from commercial document retrieval services and at the Internet site maintained by the Commission at http://www.sec.gov. This Prospectus is part of a registration statement we filed with the Securities and Exchange Commission. The Prospectus and any accompanying Prospectus supplement do not contain all of the information included in the registration statement. We have omitted a few parts of the registration statement according to the rules and regulations of the Securities and Exchange Commission. For further information, we refer you to the registration statement, including its exhibits and schedules. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of those documents. We do not intend to distribute annual reports or audited financial statements to our shareholders. This information may be found in our filings with the Securities and Exchange Commission.

                                PLAN OF OPERATION

Our current cash balance is $10,285. In order to achieve our business plan goals, we will need to raise capital through this offering. We are a development stage company and have generated no revenue to date. All of the funding we have received to date has come from the sale of $11,000 of common stock to our director.

We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As noted in our accompanying financial statements, our current financial condition of nominal assets and no current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no material operations, revenues, or profits.

PROPOSED MILESTONES TO IMPLEMENT OUR PLAN OF OPERATIONS:

The following milestones are estimates from our director. They are estimates only. The number of employees, initial expenses, and other projected business milestones are approximations only, and are subject to adjustments based upon the requirements of the business and costs of those requirements. We intend to execute the following portions of our business plan over a twelve month period:

INITIAL TWO MONTHS:

During this period of our operations, we intend to begin by registering our securities with the Securities and Exchange Commission so that we may make our offering to the public in the amount of $24,000. Our director will begin his marketing plans, determine office furniture and equipment needs, and look for office space. We intend to incur costs and expenses solely for paying our director a monthly salary beginning in November 2007. Our costs and expenses of operations for this period are estimated to be a total of $400.

MONTHS THREE THROUGH SIX:

During this period of our operations, we intend to continue developing our marketing plan, begin renting office space, begin paying for telephone and utilities, hire an office assistant, purchase furniture and equipment, begin paying for an Internet web page development, begin marketing and advertising, and pay our director a salary. Our costs and expenses of operations for this period are estimated to be: Rent - $200 per month, Utilities & Telephone - $100 per month, Office Assistant - $200 per month, Furniture & Equipment - $3,800, Internet Web Page - $500, Marketing & Advertising - $500, Director Salary - $400 per month. Our costs and expenses of operations for this period are estimated to be a total of $7,200.

MONTHS SEVEN THROUGH NINE:

During this period of our operations, we intend to continue renting office space, continue paying for telephone and utilities, continue paying for an office assistant, hire two plumbers, continue paying for an Internet web page development, continue marketing and advertising, and pay our director a salary. Our costs and expenses of operations for this period are estimated to be: Rent - $200 per month, Utilities & Telephone - $100 per month, Office Assistant - $200 per month, Two Plumber Salaries - $1,000 per month, Internet Web Page - $500 per month, Marketing & Advertising - $500 per month, Director Salary - $400 per month. Our costs and expenses of operations for this period are estimated to be a total of $7,700.

MONTHS TEN THROUGH TWELVE:

During this period of our operations, we intend to continue renting office space, continue paying for telephone and utilities, continue paying for an office assistant, continue paying for two plumbers, continue paying for Internet web page costs, continue marketing and advertising, and pay our director a salary. Our costs and expenses of operations for this period are estimated to be: Rent - $200 per month, Utilities & Telephone - $100 per month, Office Assistant - $200 per month, Two Plumber Salaries - $1,000 per month, Internet Web Page - $500 per month, Marketing & Advertising - $500 per month, Director Salary - $400 per month. Our costs and expenses of operations for this period are estimated to be a total of $8,700.

                             DESCRIPTION OF PROPERTY

Our principal executive office address is 3401 Adams Avenue, Suite 302, San Diego, CA 92116-2490. The principal executive office and telephone number are provided by the officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes. We consider our current principal office space arrangement adequate for the foreseeable future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From inception to June 30, 2007, 5,500,000 shares were issued to Jose Chavez, the officer and director of the company in exchange for $11,000 in cash, or $.002 per share.

The principal executive office and telephone number are provided by Mr. Chavez, the officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

         MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
                         AND OTHER SHAREHOLDER MATTERS

MARKET INFORMATION

Our shares of common stock are not listed for trading on any exchange or quotation service. We have one shareholder of record.

Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

Trading in our securities, if it develops, is subject to the "Penny Stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.

The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.

The penny stock markets have suffered in recent years from fraud and abuse arising from one or a few broker dealers controlling the market for a security, high pressure sales tactics used by boiler room practices, manipulation of prices through pre-arranged transactions followed by a large volume sale by broker dealers, misleading information being disseminated, and excessive mark-ups and undisclosed bid-ask differentials by selling broker dealers.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

RULE 144 SHARES

A total of 5,500,000 shares have been issued to the existing stockholder, all of which are held by our officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

STOCK OPTION GRANTS

We have not granted any stock options to our shareholder or to any other persons.

REGISTRATION RIGHTS

We have not granted registration rights to our shareholder or to any other persons.

                             EXECUTIVE COMPENSATION

To date our officer and director has not been compensated for his services. Beginning in November 2007 we intend to begin paying him a monthly salary of $400 for his services during the development stage of our operations. He is reimbursed for any out-of-pocket expenses he incurs on our behalf. We do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employee.

Our officer and director is not party to any employment agreements.

                           SUMMARY COMPENSATION TABLE

                                                                                Change in
                                                                                 Pension
                                                                                Value and
                                                                  Non-Equity   Nonqualified
                                                                  Incentive     Deferred       All
  Name and                                                          Plan         Compen-      Other
 Principal                                    Stock      Option    Compen-       sation      Compen-
 Position         Year   Salary     Bonus     Awards     Awards    sation       Earnings     sation     Total
 --------         ----   ------     -----     ------     ------    ------       --------     ------     -----
Jose Chavez,      2007     0          0          0          0         0             0           0         0
President,
CEO and
Director

                              FINANCIAL STATEMENTS

The audited financial statements of Tres Estrellas Enterprises, Inc., for the period ended June 30, 2007, and related notes which are included in this offering have been examined by George Stewart, CPA, and have been so included in reliance upon the opinion of such accountant given upon his authority as an expert in auditing and accounting.

                        TRES ESTRELLAS ENTERPRISES, INC.

                                      INDEX

Report of Independent Registered Public Accounting Firm                      F-2

Financial Statements:

     Balance Sheet - June 30, 2007                                           F-3

     Statement of Operations - March 5, 2007 through June 30, 2007           F-4

     Statement of Stockholders' Equity - March 5, 2007 through
     June 30, 2007                                                           F-5

     Statement of Cash Flows - March 5, 2007 through June 30, 2007           F-6

Notes to Financial Statements                                                F-7

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Tres Estrellas Enterprises, Inc.

I have audited the accompanying balance sheet of Tres Estrellas Enterprises, Inc. (A Development Stage Company) as of June 30, 2007, and the related statement of operations, stockholders' equity and cash flows for the period from March 5, 2007 (inception), to June 30, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tres Estrellas Enterprises, Inc., (A Development Stage Company) as of June 30, 2007, and the results of its operations and cash flows from March 5, 2007 (inception), to June 30, 2007 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 1 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ George Stewart, CPA
-----------------------------
San Diego, CA
August 19, 2007

                        Tres Estrellas Enterprises, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                        As of
                                                                       June 30,
                                                                         2007
                                                                       --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $ 10,285
                                                                       --------
TOTAL CURRENT ASSETS                                                     10,285

OTHER ASSETS
  Organization Costs                                                      1,970
                                                                       --------
TOTAL OTHER ASSETS                                                        1,970

TOTAL ASSETS                                                           $ 12,255
                                                                       ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Officers Advances Payable                                            $  1,970
                                                                       --------
TOTAL CURRENT LIABILITIES                                                 1,970
                                                                       --------

TOTAL LIABILITIES                                                         1,970
                                                                       --------

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 5,500,000 shares issued and outstanding
   as of June 30, 2007                                                    5,500
  Additional paid-in capital                                              5,500
  Deficit accumulated during exploration stage                             (715)
                                                                       --------
TOTAL STOCKHOLDERS' EQUITY                                               10,285
                                                                       --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $ 12,255
                                                                       ========


                       See Notes to Financial Statements

                        Tres Estrellas Enterprises, Inc.
                          (A Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                   March 5, 2007
                                                                    (inception)
                                                                     through
                                                                     June 30,
                                                                       2007
                                                                    ----------
REVENUES
  Revenues                                                          $       --
                                                                    ----------
TOTAL REVENUES                                                              --

GENERAL & ADMINISTRATIVE EXPENSES                                          715
                                                                    ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                   (715)
                                                                    ----------

NET INCOME (LOSS)                                                   $     (715)
                                                                    ==========

BASIC EARNING (LOSS) PER SHARE                                      $    (0.00)
                                                                    ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                           5,500,000
                                                                    ==========


                       See Notes to Financial Statements

                        Tres Estrellas Enterprises, Inc.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
              From March 5, 2007 (Inception) through June 30, 2007
--------------------------------------------------------------------------------

                                                                                       Deficit
                                                                                     Accumulated
                                                              Common     Additional     During
                                               Common         Stock        Paid-in    Exploration
                                               Stock          Amount       Capital       Stage         Total
                                               -----          ------       -------       -----         -----
BALANCE, MARCH 5, 2007                              --       $    --       $   --      $     --       $    --

Stock issued for cash on April 5, 2007
 @ $0.001 per share                          5,500,000       $ 5,500       $5,500                      11,000

Net loss, June 30, 2007                                                                    (715)         (715)
                                            ----------       -------       ------      --------       -------

BALANCE, JUNE 30, 2007                       5,500,000       $ 5,500       $5,500      $   (715)      $10,285
                                            ==========       =======       ======      ========       =======


                       See Notes to Financial Statements

                        Tres Estrellas Enterprises, inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                  March 5, 2007
                                                                   (inception)
                                                                     through
                                                                     June 30,
                                                                       2007
                                                                     --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                  $   (715)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    (Increase) Decrease Organization Costs                             (1,970)
    Increase (Decrease) Organization Costs                              1,970
                                                                     --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES            (715)

CASH FLOWS FROM INVESTING ACTIVITIES
                                                                     --------
          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES              --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                              5,500
  Additional paid-in capital                                            5,500
                                                                     --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES          11,000
                                                                     --------

NET INCREASE (DECREASE) IN CASH                                        10,285

CASH AT BEGINNING OF PERIOD                                                --
                                                                     --------
CASH AT END OF YEAR                                                  $ 10,285
                                                                     ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                           $     --
                                                                     ========
  Income Taxes                                                       $     --
                                                                     ========


                       See Notes to Financial Statements

                        Tres Estrellas Enterprises, Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements
                                 June 30, 2007
--------------------------------------------------------------------------------

1. ORGANIZATION

   Tres Estrellas Enterprises, Inc. (the "Company") is a Nevada corporation incorporated on March 5, 2007. The Company is a development stage company that intends to utilize the latest products and methods in pipe restoration plumbing contractor services for commercial and residential buildings. The latest products and methods in pipe restoration involve cleaning existing pipes in buildings and applying the latest epoxy coatings to the inside of the pipes. These products and methods allow a building's pipes to be restored without tearing out walls or pipes in the building. To date, the Company's activities have been limited to its formation and the raising of equity capital. The Company's fiscal year end is December 31.

   GOING CONCERN AND LIQUIDITY CONSIDERATIONS

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at June 30, 2007, the Company had a loss from operations of $715, stockholders' equity of $10,285 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2007.

   The ability of the Company to emerge from the development  stage is dependent
   upon,  among  other  things,   obtaining  additional  financing  to  continue
   operations, and development of its business plan.

   In response to these problems, management intends to raise additional funds through public or private placement offerings.

   These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. SIGNIFICANT ACCOUNTING POLICIES

     A)   BASIS OF PRESENTATION

          The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US GAAP) applicable to development stage companies.

     B)   USE OF ESTIMATES

          The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        Tres Estrellas Enterprises, Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements
                                 June 30, 2007
--------------------------------------------------------------------------------

2. SIGNIFICANT ACCOUNTING POLICIES - Continued

     C)   CASH AND CASH EQUIVALENTS

          Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

     D)   FAIR  VALUE  OF  FINANCIAL   INSTRUMENTS   AND  DERIVATIVE   FINANCIAL
          INSTRUMENTS

          The Company has adopted Statement of Financial Accounting Standards ("SFAS") Number 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments." The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item. Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

     E)   SEGMENTED REPORTING

          SFAS Number 131, "Disclosure About Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers.

     F)   FEDERAL INCOME TAXES

          Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

                        Tres Estrellas Enterprises, Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements
                                 June 30, 2007
--------------------------------------------------------------------------------

2. SIGNIFICANT ACCOUNTING POLICIES - Continued

     G)   EARNINGS (LOSS) PER SHARE

          The Company has adopted Financial Accounting Standards Board ("FASB") Statement Number 128, "Earnings per Share," ("EPS") which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

     H)   STOCK-BASED COMPENSATION

          The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment", which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees' requisite service period (generally the vesting period of the equity grant). The Company accounts for share-based payments to non-employees, in accordance with SFAS 123 (as originally issued) and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". For the period ended June 30, 2007 the Company did not have any stock-based compensation.

     I)   REVENUE RECOGNITION

          The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will consist of services income and will be recognized only when all of the following criteria have been met:

          (i)   Persuasive evidence for an agreement exists;
          (ii)  Service has occurred;
          (iii) The fee is fixed or determinable; and
          (iv)  Revenue is reasonably assured.

                        Tres Estrellas Enterprises, Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements
                                 June 30, 2007
--------------------------------------------------------------------------------

3. CAPITAL STOCK

     A)   AUTHORIZED STOCK

          The Company has authorized 75,000,000 common shares with $0.001 par value. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

     B)   SHARE ISSUANCES

          Since inception (March 5, 2006), to June 30, 2007, the Company has issued a total of 5,500,000 common stock shares to the sole officer and director at $0.002 per share for a total of $11,000.

4. INCOME TAXES

   The company has incurred operating losses of $715, which, if unutilized, will begin to expire in 2027. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been off set by a valuation allowance.

   Details of future income tax assets are as follows:

                                                                        2007
                                                                      --------
   Future income tax assets:
     Net operating loss (from inception (March 5, 2007 to
     June 30, 2007)                                                   $    715
     Statutory tax rate (combined federal and state)                        34%
                                                                      --------
     Non-capital tax loss                                                  243
     Valuation allowance                                                  (243)
                                                                      --------
                                                                      $     --
                                                                      ========

   The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be "more likely than not," a valuation allowance is provided to reduce the recorded tax benefits from such assets.

5. NEW ACCOUNTING PRONOUNCEMENTS

   Recent accounting pronouncements that are listed below did and/or are not currently expected to have a material effect on the Company's financial statements.

                        Tres Estrellas Enterprises, Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements
                                 June 30, 2007
--------------------------------------------------------------------------------

5. NEW ACCOUNTING PRONOUNCEMENTS - Continued

   FASB STATEMENTS:

   In December 2004, the FASB issued Financial Accounting Standards No 123 (revised 2004) (SFAS 123R), "Share-Based Payment." SFAS 123R replaces SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS 123R is effective in fiscal periods that begin after December 15, 2005.

   In December 2004, FASB issued Financial Accounting Standards No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-Monetary Transactions (SFAS 153)." This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective in fiscal periods that begin after June 15, 2005.

   In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, when practicable.

   In February 2006, FASB issued Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

   In  March  2006,  FASB  issued  Financial   Accounting   Standards  No.  156,
   "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140." This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 is effective in the first fiscal year that begins after September 15, 2006.

                        Tres Estrellas Enterprises, Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements
                                 June 30, 2007
--------------------------------------------------------------------------------

5. NEW ACCOUNTING PRONOUNCEMENTS - Continued

   In September 2006, FASB issued Financial Accounting Standards No. 157, "Fair Value Measurements." This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. SFAS 157 is effective in the first fiscal year that begins after November 15, 2007.

   In September 2006, FASB issued Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)." This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS 158 is effective. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the first fiscal year ending after December 15, 2006.

   In February 2007, FASB issued Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB Statement No. 115." This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007.

6 - RELATED PARTY TRANSACTIONS

   Jose Chavez, the sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities. The company has not formulated a policy for the resolution of such conflicts.

   Jose Chavez, the sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming SB-2 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

   While the company is seeking additional capital, Mr. Chavez has advanced funds to the company to pay for any costs incurred by it. These funds are interest free. The balance due Mr. Chavez was $ 1,970 on June 30, 2007.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                              AVAILABLE INFORMATION


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee             $    1
     Accounting fees and expenses                                    $3,800
     Legal & Certificate fees                                        $2,100
                                                                     ------
     Total                                                           $5,901
                                                                     ======

We will pay all expenses of the offering listed above from our cash on hand.

RECENT SALES OF UNREGISTERED SECURITIES

On April 3, 2007, the board of directors authorized the issuance of 5,500,000 shares of common stock to Mr. Chavez for $11,000, a price of $0.002 per share. In issuing the shares, the company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"), under Rule 144. The price per share was an arbitrary price set by the board of directors.

Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute.

Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the

Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; (c) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

                                    EXHIBITS

The following exhibits are included with this registration statement:

     Exhibit No.                      Description
     -----------                      -----------
        3.1           Articles of Incorporation
        3.2           Bylaws
        5.1           Legal Opinion of Jill Arlene Robbins
       23.1           Consent of George Stewart, CPA
       23.2           Consent of Jill Arlene Robbins (Included in Exhibit 5.1)

UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.

     4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer of sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the

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
     opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

     1. For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

(g) That for the purpose of determining liability under the Securities Act to any purchaser:

     1. If the small business issuer is relying on Rule 430B (ss.230.430B of this chapter);

          (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7)(ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
               (vii) or (x) (ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to the effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such effective date; or

     2. If the small business issuer is subject to Rule 430C (ss.230.430C of this chapter), include the following:

          Each prospectus filed pursuant to Rule 424(b) (ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registrations statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed to be incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Diego, state of California, on September 19, 2007.

                                  Tres Estrellas Enterprises, Inc.


                                  By  /s/ Jose Chavez
                                     -------------------------------------------
                                     Jose Chavez
                                     Principal Executive Officer & Sole Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.


/s/ Jose Chavez                                               September 19, 2007
-------------------------------------                         ------------------
Jose Chavez, President                                               Date
President, Secretary, Treasurer, Chief Executive Officer,
Chief Financial Officer and Sole Director

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